UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2016

VECTRUS, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Space Center Drive
Colorado Springs, CO 80915
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendment and Restatement of the Senior Executive Severance Pay Plan

On November 9, 2016, the Compensation and Personnel Committee of the Board of Directors of Vectrus, Inc. (the “Company”) approved an amendment and restatement of the Company’s Senior Executive Severance Pay Plan (as amended and restated, the “Amended Plan”), effective as of November 9, 2016. The Amended Plan removed (i) a provision that disallowed severance pay in the event of a termination of the executive’s employment by the Company with a scheduled termination date after the executive’s “Normal Retirement Date” (i.e., the first of the month which coincides with or follows the executive’s 65th birthday) and (ii) a provision that used the executive’s Normal Retirement Date in determining the maximum period of time for which severance pay is calculated. The Amended Plan did not change the schedule of severance pay.

The foregoing description of the terms of the Amended Plan is not complete and is subject to and qualified in its entirety by the terms of the Amended Plan. A copy of the Amended Plan is attached hereto as Exhibit 10.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

10.01	Vectrus, Inc. Senior Executive Severance Pay Plan, as Amended and Restated as of November 9, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2016	VECTRUS, INC.
	By:	/s/ Kathryn S. Lamping
	Its:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.     Description

10.01	Vectrus, Inc. Senior Executive Severance Pay Plan, as Amended and Restated as of November 9, 2016